EXHIBIT 23.3

                    [Olive Corporate Finance LLC Letterhead]

July 17, 2000


         We hereby consent to the use of our firm's name in the Registration Statement on Form S-4, as filed by German American Bancorp with the Securities and Exchange Commission and the Prospectus/Proxy Statement of contained therein relating to the merger of Holland Bancorp, Inc., into German American Bancorp, and consent to the references to our fairness opinion in such Registration Statement and Prospectus/Proxy Statement. We further consent to the filing of the aforementioned fairness opinion as an exhibit to each of the Registration Statement and Prospectus/Proxy Statement.

                                        Sincerely,



                                          /s/ Olive Corporate Finance LLC
                                        OLIVE CORPORATE FINANCE LLC